                          [LETTERHEAD]


July 30, 1996


Mr. Nathan Schulhof
Audio Highway
20600 Mariani Drive, Ste. 200
Cupertino, CA 95014

RE:  LEASE PROPOSAL FOR SUITE 200 (3,819 RSF)
     20600 MARIANI DRIVE, CUPERTINO

Dear Nathan:

MacMillan, Moore and Buchanan, Inc. (Broker) has been authorized on behalf of Eldon "Bud" Hoffman (Landlord) to submit this proposal for the continuation of your organization's occupancy of Suite 200 at 20600 Mariani Drive, Cupertino.

The following outlines the terms of this proposal:

     BASE RENT

     $2.20 per rentable square foot, full service.

     COMMENCEMENT

     September 1, 1996

     TERM

     Two (2) years

     JANITORIAL SERVICE

     Five (5) days per week.

     PARKING

     Tenant shall be permitted to park 11 cars on a non-exclusive basis in the areas designated by Landlord for parking.

*Accepted with the modifications specified herein and attached hereto.


A) Landlord at landlords expense, shall make the following repairs by September 1, 1996:

    1)  Fix all roof leaks and paint and repair interior damage caused by same.

    2)  Repair exhaust fans in bathrooms.

    3)  Repair ceiling lights as necessary.

    4)  Repair HVAC as needed.



B) Landlord, at landlord's expense shall make the following improvement no later than September 1, 1997:

    1) Replace all carpeting exclusive of the CEO's office with new carpet of a grade and color mutually agreed to by both parties.


C)  Tenant at tenant's sole cost shall be allowed to:

    1)  Place a small satellite antenna on the roof.

    2)  Add additional data lines in the basement.

All other Terms and Conditions, with the exception of any options or rights to expand or extend, shall remain as stated in the Lease dated July 16, 1994 between Audio Highway (formerly Information Media Highway), Tenant, and Eldon "Bud" Hoffman, Landlord.

The terms and conditions contained here shall expire at 5:00 p.m. on Wednesday, July 31, 1996.

This letter shall not constitute a formal and binding agreement. This letter reflects our present understanding of the discussions and negotiations we have had regarding the terms and conditions of the proposed transaction, and we expect that the definitive agreement which is negotiated will be generally consistent with this letter. This letter shall not, however, create any legal rights or obligations between us. It is intended that all legal rights and obligations of each of us shall then only be those which are set forth in the definitive agreement. Further, it is subject to prior lease or sale of the building or premises.

Sincerely,

MacMillan, Moore & Buchanan, Inc.


Ann Adrian    Philip H. Trautman


AGREED AND ACCEPTED

LANDLORD:                           TENANT:

Eldon "Bud" Hoffman                 Audio Highway

By:                                 By: N.M. Schulhof
   -----------------------             -----------------------
Title:                              Title: President
      --------------------                --------------------
Date:                               Date: 7/30/96
     ---------------------               ---------------------

[LETTERHEAD]


This lease between           Eldon (Bud) Hoffman
                  -------------------------------------------------------------
an individual
  -----------------------------------------------------------------------------
("Landlord"), and            Information Highway Media Corporation
                  -------------------------------------------------------------
a              California Corporation                          . ("Tenant"), is
 --------------------------------------------------------------
dated                     June 15,                                       , 1994
     --------------------------------------------------------------------    --

1. LEASE OF PREMISES.

In consideration of the Rent (as defined at Section 5.4) and the provisions of this Lease. Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the floor plan attached hereto as Exhibit "A," and further described at Section 2l. The Premises are located within the Building and Project described in Section 2m. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use of the Common Areas (as defined at Section 2e).

2. DEFINITIONS

As used in this Lease, the following terms shall have the following meanings:

a. BASE RENT (INITIAL): $  84,334.56     per year.
                         -------------

b. BASE YEAR: The calendar year of          1994
                                  ---------------------------------------------

c. BROKER(S)
         Landlord's:       CB Commercial
                    -----------------------------------------------------------
         Tenant's:          Ann Adrian - w/MacMillan Moore & Buchanan
                  -------------------------------------------------------------

In the event that CB Commercial Real Estate Group, Inc. represents both Landlord and Tenant, Landlord and Tenant hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

d. COMMENCEMENT DATE:       July 15th, 1994
                     ----------------------------------------------------------

e. COMMON AREAS: the building lobbies, common corridors and hallways, restrooms, garage and parking areas, stairways, elevators and other generally understood public or common areas. Landlord shall have the right to regulate or restrict the use of the Common Areas.

f. EXPENSE STOP: (fill in if applicable): $ 4.08 Annual (See Addendum - item#5.3
                                          --------------------------------------
   for detail)
   -------------

g. EXPIRATION DATE:       July 14, 1996               , unless otherwise sooner
                   -----------------------------------
   terminated in accordance with the provisions of this Lease.

h. INDEX (SECTION 5.2): United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, San Francisco/
                                                           --------------------
   Oakland/San Jose          Average, Subgroup "All
   -------------------
   Items" (1967=100).

i. LANDLORD'S MAILING ADDRESS:       10495 N. DeAnza, Cupertino, CA 95014
                              -------------------------------------------------

   TENANT'S MAILING ADDRESS:     20600 Mariani Avenue, Cupertino, CA 95014
                            ---------------------------------------------------

j. MONTHLY INSTALLMENTS OF BASE RENT (INITIAL): $      7,027.88    per month.
                                                 ------------------

k. PARKING: Tenant shall be permitted, upon payment of the then prevailing
   monthly rate (as set by Landlord from time to time) to park       14
                                                              -----------------
   cars on a non-exclusive basis in the area(s) designated by Landlord for parking. Tenant shall abide by any and all parking regulations and rules established from time to time by Landlord or Landlord's parking operator.

l. PREMISES: that portion of the Building containing approximately    3,819
                                                                  -------------
   square feet of Rentable Area, shown by diagonal lines on Exhibit "A,"
   located on the     2nd    floor of the Building and known as Suite    200   .
                 ------------                                        ----------

m. PROJECT: the building of which the Premises are a part (the "Building")
   and any other buildings or improvements on the real property (the "Property")
   located at      20600 Mariani Avenue, Cupertino, CA 95014         and further
             --------------------------------------------------------
   described at Exhibit "B." The Project is known as  The Any Mountain Building
                                                    ---------------------------

[LETTERHEAD]


                           TABLE OF CONTENTS

                                                                       PAGE
Article 1   LEASE OF PREMISES..........................................  1

Article 2   DEFINITIONS................................................  1

Article 3   EXHIBITS AND ADDENDA.......................................  2

Article 4   DELIVERY OF POSSESSION.....................................  2

Article 5   RENT.......................................................  2

Article 6   INTEREST AND LATE CHARGES..................................  4

Article 7   SECURITY DEPOSIT...........................................  4

Article 8   TENANTS USE OF THE PREMISES................................  4

Article 9   SERVICES AND UTILITIES.....................................  5

Article 10  CONDITION OF THE PREMISES..................................  5

Article 11  CONSTRUCTION, REPAIRS AND MAINTENANCE......................  5

Article 12  ALTERATIONS AND ADDITIONS..................................  6

Article 13  LEASEHOLD IMPROVEMENTS: TENANT'S PROPERTY..................  6

Article 14  RULES AND REGULATIONS......................................  7

Article 15  CERTAIN RIGHTS RESERVED BY LANDLORD........................  7

Article 16  ASSIGNMENT AND SUBLETTING..................................  7

Article 17  HOLDING OVER...............................................  8

Article 18  SURRENDER OF PREMISES......................................  8

Article 19  DESTRUCTION OR DAMAGE......................................  8

Article 20  EMINENT DOMAIN.............................................  8

Article 21  INDEMNIFICATION............................................  9

Article 22  TENANTS INSURANCE..........................................  9

Article 23  WAIVER OF SUBROGATION...................................... 10

Article 24  SUBORDINATION AND ATTORNMENT............................... 10

Article 25  TENANT ESTOPPEL CERTIFICATES............................... 10

Article 26  TRANSFER OF LANDLORD'S INTEREST............................ 10

Article 27  DEFAULT.................................................... 10

Article 28  BROKERAGE FEES............................................. 11

Article 29  NOTICES.................................................... 11

Article 30  GOVERNMENT ENERGY OR UTILITY CONTROLS...................... 11

Article 31  RELOCATION OF PREMISES..................................... 11

Article 32  QUIET ENJOYMENT............................................ 12

Article 33  OBSERVANCE OF LAW.......................................... 12

Article 34  FORCE MAJEURE.............................................. 12

Article 35  CURING TENANTS DEFAULTS.................................... 12

Article 36  SIGN CONTROL............................................... 12

Article 37  MISCELLANEOUS.............................................. 12


Commercial Building


This lease between           Eldon (Bud) Hoffman
                  -------------------------------------------------------------
an individual
-------------------------------------------------------------------------------
("Landlord"), and            Information Highway Media Corporation
                  -------------------------------------------------------------
a              California Corporation                          . ("Tenant"), is
 --------------------------------------------------------------
dated                     June 15,                                       . 1994
     --------------------------------------------------------------------    --

1. LEASE OF PREMISES.

In consideration of the Rent (as defined at Section 5.4) and the provisions of this Lease. Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the floor plan attached hereto as Exhibit "A," and further described at Section 2l. The Premises are located within the Building and Project described in Section 2m. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use of the Common Areas (as defined at Section 2e).

2. DEFINITIONS

As used in this Lease, the following terms shall have the following meanings:

a. BASE RENT (INITIAL): $                    84,334.56               per year.
                         --------------------------------------------

b. BASE YEAR: The calendar year of          1994
                                  ---------------------------------------------

c. BROKER(S)
         Landlord's:       CB Commercial
                    -----------------------------------------------------------
         Tenant's:          Ann Adrian - w/MacMillan Moore & Buchanan
                  -------------------------------------------------------------

In the event that CB Commercial Real Estate Group, Inc. represents both Landlord and Tenant, Landlord and Tenant hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

d. COMMENCEMENT DATE:       July 15th, 1994
                     ----------------------------------------------------------

e. COMMON AREAS: the building lobbies, common corridors and hallways, restrooms, garage and parking areas, stairways, elevators and other generally understood public or common areas. Landlord shall have the right to regulate or restrict the use of the Common Areas.

f. EXPENSE STOP: (fill in if applicable):
                             $ 4.08 Annual (See Addendum - item#5.3 for detail)
                             -------------------------------------------------

g. EXPIRATION DATE:       July 14, 1996               , unless otherwise sooner
                   -----------------------------------
   terminated in accordance with the provisions of this Lease.

h. INDEX (SECTION 5.2): United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, San Francisco/
                                                           --------------------
   Oakland/San Jose          Average, Subgroup "All
   ------------------------------------------------
   items" (1967=100).

i. LANDLORD'S MAILING ADDRESS:       10495 N. DeAnza, Cupertino, CA 95014
                              -------------------------------------------------

   TENANT'S MAILING ADDRESS:     20600 Mariani Avenue, Cupertino, CA 95014
                            ---------------------------------------------------

j. MONTHLY INSTALLMENTS OF BASE RENT (INITIAL): $      7,027.88    per month.
                                                 ------------------

k. PARKING: Tenant shall be permitted, upon payment of the then prevailing
   monthly rate (as set by Landlord from time to time) to park       14
                                                              -----------------
   cars on a non-exclusive basis in the area(s) designated by Landlord for parking. Tenant shall abide by any and all parking regulations and rules established from time to time by Landlord or Landlord's parking operator.

l. PREMISES: that portion of the Building containing approximately    3,819
                                                                  -------------
   square feet of Rentable Area, shown by diagonal lines on Exhibit "A,"
   located on the     2nd    floor of the Building and known as Suite    200   .
                 ------------                                        ----------

m. PROJECT: the building of which the Premises are a part (the "Building")
   and any other buildings or improvements on the real property (the "Property")
   located at      20600 Mariani Avenue, Cupertino, CA 95014         and further
             --------------------------------------------------------
   described at Exhibit "B." The Project is known as  The Any Mountain Building
                                                    ---------------------------

n. RENTABLE AREA: as to both the Premises and the Project, the respective measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the Project, respectively, as determined by Landlord and applied on a consistent basis throughout the Project.

                                       (1)

q. TENANT'S FIRST ADJUSTMENT DATE (SECTION 5.2): the first day of the calendar month following the Commencement Date plus 12 months.

r. TENANT'S PROPORTIONATE SHARE: 44.2%. Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Project as determined by Landlord from time to time. The Project consists of 1 building(s) containing a total Rentable Area of 8,633 square feet.

s. TENANT'S USE CLAUSE (ARTICLE 8): General Office and all legally allowed uses with Landlord approval.

t. TERM: the period commencing on the Commencement Date and expiring at midnight on the Expiration Date.

3. EXHIBITS AND ADDENDA.

The exhibits and addenda listed below (unless lined out) are incorporated by reference in this Lease:

a. Exhibit "A"--Floor Plan showing the Premises.
b. Exhibit "B"--Site Plan of the Project.
f. Addenda:

----------------------------------------------------------------------------
----------------------------------------------------------------------------
----------------------------------------------------------------------------
----------------------------------------------------------------------------

4. DELIVERY OF POSSESSION.

If for any reason Landlord does not deliver possession of the Premises to Tenant on the Commencement Date, Landlord shall not be subject to any liability for such failure, the Expiration Date shall not change and the validity of this Lease shall not be impaired, but Rent shall be abated until delivery of possession. "Delivery of possession" shall be deemed to occur on the date Landlord completes Landlord's Work as defined in Exhibit "C". If Landlord permits Tenant to enter into possession of the Premises before the Commencement Date, such possession shall be subject to the provisions of this Lease, including, without limitation, the payment of Rent.

5. RENT.

5.1 PAYMENT OF BASE RENT. Tenant agrees to pay the Base Rent for the Premises. Monthly Installments of Base Rent shall be payable in advance on the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Base
Rent for the partial month shall be prorated on a per diem basis. Tenant shall pay Landlord the first Monthly Installment of Base Rent when Tenant executes the Lease.

5.2   ADJUSTED BASE RENT.
      a.  The Base Rent (and the corresponding Monthly Installments of Base
      Rent) set forth at Section 2a shall be adjusted annually (the "Adjustment Date"), commencing on Tenant's First Adjustment Date, Adjustments, if any, shall be based upon increases (if any) in the Index. The Index in publication three (3) months before the Commencement Date shall be the "Base Index." The Index in publication three (3) months before each Adjustment Date shall be the "Comparison Index." As of each Adjustment Date, the Base Rent payable during the ensuring twelve-month period shall be determined by increasing the initial Base Rent by a percentage equal to the percentage increase, if any, in the Comparison Index over the Base Index. If the Comparison Index for any Adjustment Date is equal to or less than the Comparison Index for the preceding Adjustment Date (or the Base Index, in the case of First Adjustment Date), the Base Rent for the ensuing twelve-month period shall remain the amount of Base Rent payable during the preceding twelve-month period. When the Base Rent payable as of each Adjustment Date is determined, Landlord shall promptly give Tenant written notice of such adjusted Base Rent and the manner in which it was computed. The Base Rent as so adjusted from time to time shall be the "Base Rent" for all purposes under this Lease.

      b. If at any Adjustment Date the Index no longer exists in the form described in this Lease, Landlord may substitute any substantially equivalent official index published by the Bureau of Labor Statistics or its successor. Landlord shall use any appropriate conversion factors to accomplish such substitution. The substitute index shall then become the "Index" hereunder.

5.3   PROJECT OPERATING COSTS.

      a. In order that the Rent payable during the Term reflect any increase in Project Operating Costs, Tenant agrees to pay to Landlord as Rent, Tenant's Proportionate Share of all increases in costs, expenses and obligations attributable to the Project and its operation, all as provided below.

      b. If during any calendar year during the Term, Project Operating Costs exceed the Project Operating Costs for the Base Year, Tenant shall pay to Landlord, in addition to the Base Rent and all other payments due under this Lease, an amount equal to Tenant's Proportionate Share of such excess Project Operating Costs in accordance with the provisions of this Section 5.3b.

                                      (2)

(1) The term "Project Operating Costs" shall include all those items described in the following subparagraphs (a) and (b).

      (a) All taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the Building or Project or their operation, including without limitation, (i) real property taxes or assessments levied or assessed against the Building or Project, (ii) assessments or charges levied or assessed against the Building or Project by any redevelopment agency, (iii) any tax measured by gross rentals received from the leasing of the Premises, Building or Project, excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the State or federal government or their agencies, branches or departments; provided that if at any time during the Term any governmental entity levies, assesses or imposes on Landlord any (1) general or special, ad valorem or specific, excise, capital levy or other tax, assessment, levy or charge directly on the Rent received under this Lease or on the rent received under any other leases of space in the Building or Project, or (2) any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rent, or (3) any transfer, transaction, or similar tax, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or such other leases, or (4) any occupancy, use, per capita or other tax, assessment, levy or charge based directly or indirectly upon the use or occupancy of the Premises or other premises within the Building or Project, then any such taxes, assessments, levies and charges shall be deemed to be included in the term Project Operating Costs. If at any time during the Term the assessed valuation of, or taxes on, the Project are not based on a completed Project having at least eighty-five percent (85%) of the Rentable Area occupied, then the "taxes" component of Project Operating Costs shall be adjusted by Landlord to reasonably approximate the taxes which would have been payable if the Project were completed and at least eighty-five percent (85%) occupied.

      (b) Operating costs incurred by Landlord in maintaining and operating the Building and Project, including without limitation the following: costs of (1) utilities; (2) supplies; (3) insurance (including public liability, property damage, earthquake, and fire and extended coverage insurance for the full replacement cost of the Building and Project as required by Landlord or its lenders for the Project; (4) services of independent contractors; (5) compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the operation, maintenance, repair or overhaul of the Building or Project, and equipment, improvements and facilities located within the Project, including without limitation engineers, janitors, painters, floor waxers, window washers, security and parking personnel and gardeners (but excluding persons performing services not uniformly available to or performed for substantially all Building or Project tenants); (6) operation and maintenance of a room for delivery and distribution of mail to tenants of the Building or Project as required by the U.S. Postal Service (including, without limitation, an amount equal to the fair market rental value of the mail room premises); (7) management of the Building or Project, whether managed by Landlord or an independent contractor (including, without limitation, an amount equal to the fair market value of any on-site manager's office); (8) rental expenses for (or a reasonable depreciation allowance on) personal property used in the maintenance, operation or repair of the Building or Project; (9) costs, expenditures or charges (whether capitalized or not) required by any governmental or quasi-governmental authority; (10) amortization of capital expenses (including financing costs) (i) required by a governmental entity for energy conservation or life safety purposes, or (ii) made by Landlord to reduce Project Operating Costs; and (11) any other costs or expenses incurred by Landlord under this Lease and not otherwise reimbursed by tenants of the Project. If at any time during the Term, less than eighty-five percent (85%) of the Rentable Area of the Project is occupied, the "operating costs" component of Project Operating Costs shall be adjusted by Landlord to reasonably approximate the operating costs which would have been incurred if the Project had been at least eighty-five percent (85%) occupied.

(2) Tenant's Proportionate Share of Project Operating Costs shall be payable by Tenant to Landlord as follows:

      (a) Beginning with the calendar year following the Base Year and for each calendar year thereafter ("Comparison Year"), Tenant shall pay Landlord an amount equal to Tenant's Proportionate Share of the Project Operating Costs incurred by Landlord in the Comparison Year which exceeds the total amount of Project Operating Costs payable by Landlord for the Base Year. This excess is referred to as the "Excess Expenses."

      (b) To provide for current payments of Excess Expenses, Tenant shall, at Landlord's request, pay as additional rent during each Comparison Year, an amount equal to Tenant's Proportionate Share of the Excess Expenses payable during such Comparison Year, as estimated by Landlord from time to time. Such payments shall be made in monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of estimated Excess Expenses. It is the intention hereunder to estimate from time to time the amount of the Excess Expenses for each Comparison Year and Tenant's Proportionate Share thereof, and then to make an adjustment in the following year based on the actual Excess Expenses incurred for that Comparison Year.

      (c) On or before April 1 of each Comparison Year after the first Comparison Year (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement setting forth Tenant's Proportionate Share of the Excess Expenses for the preceding Comparison Year. If Tenant's Proportionate Share of the actual Excess Expenses for the previous Comparison Year exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within ten (10) days of the receipt of the statement. If such total exceeds Tenant's Proportionate Share of the actual Excess Expenses for such Comparison Year, then Landlord shall credit against Tenant's next ensuing monthly installment(s) of additional rent an amount equal to the difference until the credit is exhausted. If a credit line is due from Landlord on the Expiration Date, Landlord shall pay Tenant the amount of the credit. The obligations of Tenant and Landlord to make payments required under this
      Section 5.3 shall survive the Expiration Date.

      (d) Tenant's Proportionate Share of Excess Expenses in any Comparison Year having less than 365 days shall be appropriately prorated.

      (e) If any dispute arises as to the amount of any additional rent due hereunder, Tenant shall have the right after reasonable notice and at reasonable times to inspect Landlord's accounting records at Landlord's accounting office and, if after such inspection Tenant still disputes the amount of additional rent owed, a certification as to the proper amount shall be made by Landlord's certified public accountant, which certification shall be final and conclusive. Tenant agrees to pay the cost of such certification unless it is determined that Landlord's original statement overstated Project Operating Costs by more than five percent (5%).

         (4) If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expand such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the prime commercial rate then being charged by Bank of America NT & SA plus two percent (2%) per annum, from the date of such work, but not to exceed the maximum rate then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.

      c. COMPLIANCE WITH LAW. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein.

      d. WAIVER BY TENANT. Tenant expressly waivers the benefits of any statute now or hereafter in effect which would otherwise afford the Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

      e. LOAD AND EQUIPMENT LIMITS. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord or Landlord's structural engineer. The cost of any such determination made by Landlord's structural engineer shall be paid for by Tenant upon demand. Tenant shall not install business machines or mechanical equipment which cause noise or vibration to such a degree as to be objectionable to Landlord or other Building tenants.

      f. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of the Project, Building or the Premises, Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's business in the Premises.

      g. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building's mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

      h. Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and in the same condition as on the date Tenant took possession, except for normal wear and tear. Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings and equipment pursuant to Section 13b shall be repaired by Tenant at Tenant's expense.

12.   ALTERATIONS AND ADDITIONS.

      a. Tenant shall not make any additions, alterations or improvements except minor alterations not to exceed [illegible] to the Premises without obtaining the prior written consent of Landlord. Landlord's consent may be conditioned on Tenant's removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All work with respect to any addition, alteration or improvement shall be done in a good and workmanlike manner by properly qualified and licensed personnel approved by Landlord, and such work shall be diligently prosecuted to completion. Landlord may, at Landlord's option, require that any such work be performed by Landlord's contractor, in which case the cost of such work shall be paid for before commencement of the work. Tenant shall pay to Landlord upon completion of any such work by Landlord's contractor, an administrative fee of fifteen percent (15%) of the cost of the work.

      b. Tenant shall pay the costs of any work done on the Premises pursuant to Section 12a, and shall keep the Premises, Building and Project free and clear of liens of any kind. Tenant shall indemnify, defend against and keep Landlord free and harmless from all liability, loss, damage costs, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

      Tenant shall keep Tenant's leasehold interest, and any additions or improvements which are or become the property of Landlord under this Lease, free and clear of all attachment or judgment liens. Before the actual commencement of any work for which a claim or lien may be filed, Tenant shall give Landlord notice of the intended commencement date a sufficient time before that date to enable Landlord to post notices of non-responsibility or any other notices which Landlord deems necessary for the proper protection of Landlord's interest in the Premises, Building or the Project, and the Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

      c. Landlord may require, at Landlord's sole option, that Tenant provide to Landlord, at Tenant's expense, a lien and completion bond in an amount equal to at least one and one-half (1 1/2) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises, to protect Landlord against any liability for mechanic's and materialmen's liens and to insure timely completion of the work. Nothing contained in this Section 12c shall relieve Tenant of its obligation under Section 12b to keep the Premises, Building and Project free of all liens.

      d. Unless their removal is required by Landlord as provided in Section 12a, all additions, alterations and improvements made to the Premises shall become the property of Landlord and be surrendered with the Premises upon the expiration of the Term; provided, however, Tenant's equipment, machinery and trade fixtures which can be removed without damage to the Premises shall remain the property of Tenant and may be removed, subject to the provisions of Section 13b.

13.   LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY.

      a. All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant ("Leasehold Improvements"), shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 13b.

      b. All removable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the
      Term: provided that if any of Tenant's Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal.

14.   RULES AND REGULATIONS.

Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit "D" and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make. Landlord shall not be responsible for any violation of said rules and regulations by other tenants or occupants of the Building or Project.

15.   CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord reserves the following rights, exercisable without liability to Tenant for (a) damage or injury to property, person or business, (b) causing an actual or constructive eviction from the Premises, or (c) disturbing Tenant's use or possession of the Premises:

      a. To name the Building and Project and to change the name or street address of the Building or Project;

      b. To install and maintain all signs on the exterior and interior of the Building and Project;

      c. To have pass keys to the Premises and all doors within the Premises, excluding Tenant's vaults and safes;

      d. At any time during the Term, and on reasonable prior notice to Tenant, to inspect the Premises, and to show the Premises to any prospective purchaser or mortgagee of the Project, or to any assignee of any mortgage on the Project, or to others having an interest in the Project or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants thereof; and

      e. To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord's interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority Landlord agrees to use its best efforts (except in an emergency) to minimize interference with Tenant's business in the Premises in the course of any such entry.

16.   ASSIGNMENT AND SUBLETTING.

No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Article 16.

      a. Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord.

      b. If at any time or from time to time during the Term Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, and the identity of the proposed assignee or subtenant. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant's notice is given, either to sublet such space from Tenant at the rental and on the other terms set forth in this Lease for the term set forth in Tenant's notice, or, in the case of an assignment, to terminate this Lease. If Landlord does not exercise such option, Tenant may assign the Lease or sublet such space to such proposed assignee or subtenant on the following further conditions:

         (1) Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld;

         (2) The assignment or sublease shall be on the same terms set forth in the notice given to Landlord;

         (3) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord.

         (4) No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained; and

         (5) Any sums or other economic consideration received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any real estate brokerage commissions or fees payable in connection with such assignment or subletting, shall be paid to Landlord as additional rent under this Lease without affecting or reducing any other obligations of Tenant hereunder.

      c. Notwithstanding the provisions of paragraphs a and b above, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent and without extending any recapture or termination option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern, provided that (i) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease and (iii) the use of the Premises under Article 8 remains unchanged.

     assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

     e. If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant Proposes to do, then Tenant shall, upon demand, pay Landlord an administrative fee of One Hundred Fifty and No/100ths Dollars ($150.00) plus any attorneys' fees reasonably incurred by Landlord in connection with such act or request.

17.  HOLDING OVER.

     If after expiration of the Term, Tenant remains in possession of the Premises with Landlord's permission (express or implied), Tenant shall become a tenant from month to month only, upon all the provisions of this Lease (except as to term and Base Rent), but the "Monthly Installments of Base Rent" payable by Tenant shall be increased to one hundred twenty five percent (125%) of the Monthly Installments of Base Rent payable by Tenant at the expiration of the Term. Such monthly rent shall be payable in advance on or before the first day of each month. If either party desires to terminate such month to month tenancy, it shall give the other party not less than thirty (30) days advance written notice of the date of termination.

18.  SURRENDER OF PREMISES.

     a. Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date, in broom-clean condition and in as good condition as when Tenant took possession, except for (i) reasonable wear and tear,
     (ii) loss by fire or other casualty, and (iii) loss by condemnation. Tenant shall, on Landlord's request, remove Tenant's Property on or before the Expiration Date and promptly repair all damage to the Premises or Building caused by such removal.

     b. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant's Property left on the Premises shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant's Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant. On the Expiration Date Tenant shall surrender all keys to the Premises.

19.  DESTRUCTION OR DAMAGE.

     a. If the Premises or the portion of the Building necessary for Tenant's occupancy is damaged by fire, earthquake, act of God, the elements of other casualty, Landlord shall, subject to the provisions of this Article, promptly repair the damage, if such repairs can, in Landlord's opinion, be completed within (90) ninety days. If Landlord determines that repairs can be completed within ninety (90) days, this Lease shall remain in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's agents, employees, contractors, licensees or invitees, the Base Rent shall be abated to the extent Tenant's use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 19d.

     b. If in Landlord's opinion, such repairs to the Premises or portion of the Building necessary for Tenant's occupancy cannot be completed within ninety (90) days, Landlord may elect, upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19a. If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

     c. If any other portion of the Building or Project is totally destroyed or damaged to the extent that in Landlord's opinion repair thereof cannot be completed within ninety (90) days, Landlord may elect upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19a. If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

     d. If the Premises are to be repaired under this Article, Landlord shall repair at its cost any injury or damage to the Building and Building Standard Work in the Premises. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property. Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration, of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

     e. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances in the absence of express agreement, shall have no application.

20.  EMINENT DOMAIN.

     a. If the whole of the Building or Premises is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date. If less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (i) Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (ii) Landlord shall have the right to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) day after either such notice. The Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, the Base Rent and Tenant's Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and Project.

     b. In the event of any taxing, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right title and interest in any award, judgment or settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord's award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant's personal property.

     c. In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking, but only to the extent of Building Standard Work. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold improvements and Tenant's Property.

21.  INDEMNIFICATION.

     a. Tenant shall indemnify and hold Landlord harmless against and from liability and claims of any kind for loss or damage to property of Tenant or any other person, or for any injury to or death of any person, arising out of (1) Tenant's use and occupancy of the Premises, or any work, activity or other things allowed or suffered by Tenant to be done in, on or about the Premises; (2) any breach or default by Tenant of any of Tenant's obligations under this Lease; or (3) any negligent or otherwise tortious act or omission of Tenant, its agents, employees, invitees or contractors. Tenant shall at Tenant's expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim and shall indemnify Landlord against all costs, attorneys' fees, expert witness fees and any other expenses incurred in such action or proceeding. As a material part of the consideration for Landlord's execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause.

     b. Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wire, appliances, plumbing, air conditioning or lighting fixtures, where such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project.

22.  TENANT'S INSURANCE.

     a. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and Landlord's lender and qualified to do business in the State. Each policy shall name Landlord, and at Landlord's request any mortgagee of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain (i) a cross-liability endorsement,
     (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty (30) days after any demand by Landlord therefor. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancellable except after twenty (20) days written notice to Landlord and Landlord's lender.
     Tenant shall furnish Landlord with renewals or "binders" of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance. Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge the Tenant the premiums together with a twenty-five percent (25%) handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord's mortgagee and Tenant as required by this Lease.

     b. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect policies of casualty insurance covering (i) all Leasehold improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of Article 12 hereof), and (ii) trade fixtures, merchandise and other personal property from time to time in, on or about the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time, providing protection against any peril included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under
     (i) shall be paid to Landlord, and the proceeds under (ii) above shall be paid to Tenant.

     c. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect workers' compensation insurance as required by law and comprehensive public liability and property damage insurance with respect to the construction of improvements on the Premises, the use, operation or condition of the Premises and the operations of Tenant in, on or about the Premises, providing personal injury and broad form property damage coverage for not less than One Million Dollars ($1,000,000.00) combined single limit for bodily injury, death and property damage liability.

     d. Not less than every three (3) years during the Term, Landlord and Tenant shall mutually agree to increases in all of Tenant's insurance policy limits for all insurance to be carried by Tenant as set forth in this Article. In the event Landlord and Tenant cannot mutually agree upon the amounts of said increases, then Tenant agrees that all insurance policy limits as set forth in this Article shall be adjusted for increases in the cost of living in the same manner as is set forth in Section 5.2 hereof for the adjustment of the Base Rent.

and representatives of the other, on account of loss by or damage to the waiving party of its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of the loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

24. SUBORDINATION AND ATTORNMENT.

Upon written request of Landlord, or any first mortgagee or first deed of trust beneficiary of Landlord, or ground lessor of Landlord, Tenant shall, in writing, subordinate its rights under this Lease to the lien of any first mortgage or first deed of trust, or to the interest of any lease in which Landlord is lessee, and to all advances made or hereafter to be made thereunder. However, before signing any subordination agreement. Tenant shall have the right to obtain from any lender or lessor or Landlord requesting such subordination, an agreement in writing providing that, as long as Tenant is not in default hereunder, this Lease shall remain in effect for the full Term. The holder of any security interest may, upon written notice to Tenant elect to have this Lease prior to its security interest regardless of the time of the granting or recording of such security interest.

In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee. Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to this Lease.

25. TENANT ESTOPPEL CERTIFICATES.

Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord's designee, a written statement certifying (a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications: (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance: (c) the amount of any security deposited with Landlord; and (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default. Any such statement may be relied upon by a purchaser, assignee or lender. Tenant's failure to execute and deliver such statement within the time required shall at Landlord's election be a default under this Lease and shall also be conclusive upon Tenant that: (1) this Lease is in full force and effect and has not been modified except as represented by Landlord: (2) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counter-claim or deduction against Rent: and (3) not more than one month's Rent has been paid in advance.

26. TRANSFER OF LANDLORD'S INTEREST

In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, providing the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. If any security deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the security deposit or prepaid Rent to the Landlord's successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

27. DEFAULT.

27.1. TENANT'S DEFAULT. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

     a. If Tenant abandons or vacates the Premises; or

     b. If Tenant fails to pay any Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for five (5) days after such payment is due and payable; or

     c. If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; or

     d. If a writ of attachment or execution is levied on this Lease or on any of Tenant's Property; or

     e. If Tenant makes a general assignment for the benefit of creditors, or provides for an arrangement, composition, extension or adjustment with its creditors; or

      f. if Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within forty-five (45) days thereafter, of if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction custody or control of Tenant of any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days; or

     g. If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant's Property (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant's Property; or

      h. If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in subparagraphs d through g above.

27.2. REMEDIES. In the event of Tenant's default hereunder, then in addition to any other rights or remedies Landlord may have under any law, Landlord shall have the right, at Landlord's option, without further notice or demand of any kind to do the following

     a. Terminate this Lease and Tenant's right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

     b. Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or

     c. Reenter the Premises under the provisions of subparagraph b, and thereafter elect to terminate this Lease and Tenant's right to possession of the Premises

If Landlord reenters the Premises under the provisions of subparagraphs b or c above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing, unless Landlord notifies Tenant in writing of Landlord's election to terminate this lease. In the event of any reentry or retaking of possession by LANDLORD, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant's Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting: third, to the payment of the cost of any alterations or repairs to the Premises, fourth to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises, which are not covered by the rent received from the reletting.

Should Landlord elect to terminate this Lease under the provisions of subparagraph a or c above, Landlord may recover as damages from Tenant the following:

     1. PAST RENT. The worth at the time of the award of any unpaid Rent which had been earned at the time of termination; plus

     2. RENT PRIOR TO AWARD. The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonable avoided; plus

     3. RENT AFTER AWARD. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could be reasonably avoided; plus

     4. PROXIMATELY CAUSED DAMAGES. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys' fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant's default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the Premises, including broker's commissions.

"The worth at the time of the award" as used in subparagraphs 1 and 2 above is to be computed by allowing interest at the rate of ten percent (10%) per annum. "The worth at the time of the award" as used in subparagraph 3 above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

27.3. LANDLORD'S DEFAULT. If Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default cannot reasonably by cured within thirty (30) days, if Landlord fails to commence to cure within that thirty (30) day period, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord's breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord's right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any) wherever situated, shall be subject to levy to satisfy such judgment. If, after notice to Landlord of default, Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord's expense. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease except as otherwise specifically provided herein.

28. BROKERAGE FEES.

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except those noted in Section 2.c. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

29. NOTICES.

All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and deemed duly served or given if personally delivered or sent by certified or registered U.S. mail, postage prepaid, and addressed as follows: (a) if to Landlord, to Landlord's Mailing Address and to the Building manager, and (b) if to Tenant, to Tenant's Mailing Address: provided, however, notices to Tenant shall be deemed duly served or given if delivered or mailed to Tenant at the Premises Landlord and Tenant may from time to time by notice to the other designate another place for receipt of future notices.

30. GOVERNMENT ENERGY OR UTILITY CONTROLS.

In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

    described in this Lease, and if the relocation occurs after the Commencement Date, shall be placed in that condition by Landlord at its cost.

    b. Landlord shall give Tenant at least thirty (30) days written notice of Landlord's intention to relocate the Premises.

    c. As nearly as practicable, the physical relocation of the Premises shall take place on a weekend and shall be completed before the following Monday. If the physical relocation has not been completed in that time, Base Rent shall abate in full from the time the physical relocation commences to the time it is completed. Upon completion of such relocation, the new premises shall become the "Premises" under this Lease.

    d. All reasonable costs incurred by Tenant as a result of the relocation shall be paid by Landlord.

    e. If the new premises are smaller than the Premises as it existed before the relocation, Base Rent shall be reduced proportionately.

    f. The parties hereto shall immediately execute an amendment to this Lease setting forth the relocation of the Premises and the reduction of Base Rent, if any.

32. QUIET ENJOYMENT.

Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

33. OBSERVANCE OF LAW.

Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

34. FORCE MAJEURE.

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this
Article 34 shall excuse or delay Tenant's obligation to pay Rent or other charges under this Lease.

35. CURING TENANT'S DEFAULTS.

If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to) without waiving such default, perform the same for the account at the expense of Tenant. Tenant shall pay Landlord all costs of such performance promptly upon receipt of a bill therefor.

36. SIGN CONTROL.

Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation, the inside or outside of windows or doors, without the written consent of Landlord. Landlord shall have the right to remove any signs or other matter, installed without Landlord's permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10) days of written demand by Landlord.

37. MISCELLANEOUS.

a. ACCORD AND SATISFACTION: ALLOCATION OF PAYMENTS. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing. Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

b. ADDENDA. If any provision contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

c. ATTORNEYS' FEES. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred on account of such action or proceeding.

d. CAPTIONS, ARTICLES AND SECTION NUMBERS. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Article and Section numbers refer to Articles and Sections in this Lease.

e. CHANGES REQUESTED BY LENDER. Neither Landlord or Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord's interest, so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such charge or amendment is requested.

f. CHOICE OF LAW. This Lease shall be construed and enforced in accordance with the laws of the State.

g. CONSENT. Notwithstanding anything contained in this Lease to the contrary. Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event. Tenant's only remedies therefor shall be an action for

h. CORPORATE AUTHORITY. If Tenant is a corporation, each individual signing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of a resolution of its board of directors authorizing such execution.

i. COUNTERPARTS. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

j. EXECUTION OF LEASE, NO OPTION. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

k. FURNISHING OF FINANCIAL STATEMENTS: TENANT'S REPRESENTATIONS. In order to induce Landlord to enter into this Lease Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord's written request, with financial statements reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

l. FURTHER ASSURNACES. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

m. MORTGAGEE PROTECTION. Tenant agrees to send by certified or registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such mortgagee or beneficiary shall have an additional thirty (30) days to cure such default; provided that if such default cannot reasonably be cured within that thirty (30) day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

n. PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

0. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

p. SEVERABILITY. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

q. SUCCESSORS AND ASSIGNS. This Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

r. TIME OF THE ESSENCE. Time is of the essence of this Lease.

s. WAIVER. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right to remedy or be construed as a waiver of such default.

t. COMPLIANCE. The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment of the particular Rent payment involved.

No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

The parties hereto have executed this Lease as of the dates set forth below.


Date: June 15, 1994                Date: 6/21/94
     -------------------------          ---------------------------------------

Landlord: Eldon (Bud) Hoffman      Tenant: Information Highway Media Corporation
         ---------------------             -------------------------------------

By: /s/ Eldon Bud Hoffman          By: N. M. Schulhof
   ---------------------------        -----------------------------------------
        Eldon (Bud) Hoffman

Title: Owner                       Title: President
      ------------------------           --------------------------------------

By:                                By:
   ---------------------------        -----------------------------------------

Title:                             Title:
      ------------------------           --------------------------------------


-------------------------------------------------------------------------------
CONSULT YOUR ADVISORS - THIS DOCUMENT HAS BEEN PREPARED FOR APPROVAL BY YOUR ATTORNEY. NO REPRESENTATION OR RECOMMENDATION IS MADE BY CB COMMERCIAL AS TO THE LEGAL SUFFICIENCY OR TAX CONSEQUENCES OF THIS DOCUMENT OR THE TRANSACTION TO WHICH IT RELATES. THESE ARE QUESTIONS FOR YOUR ATTORNEY.

IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL [ILLEGIBLE]

                      ADDENDA TO REAL ESTATE LEASE

This is an Addenda to the Real Estate Lease dated June 15, 1994 between Eldon
(Bud) Hoffman, an individual as Landlord and Information Highway Corporation (A California corporation), concerning the property known as 20600 Mariani Avenue, California, as more specifically described in the Lease.

The following is made a part:

5.3  OPERATING EXPENSES:

     (c) Operating Expenses - The base rent includes a $0.14 per square foot/month expense stop for the first year. Said expense stop covers taxes, property insurance, common area maintenance, and once a week janitorial. During months 13-24 these shall be an expense adjustment to reconcile actual expenses that exceed the $0.14 per square foot/month expense stop. Said adjustment shall not exceed 5% per year (Note: in the event Option to Expand/Extend is exercised the adjustment cap shall be cumulative).

     (d) Utilities - Current utilities are $0.20 per square foot month and are included in the base rent. It is understood and agreed that there shall be an adjustment (up & down) to reflect actual utilities shared on a pro-rata basis, documented by actual utility bills. Said adjustment shall be on a quarterly basis. In the event Tenant other than Any Mountain occupies the downstairs during this tenancy, the cost of said utilities shall not exceed those of the typical office.

38.  OPTION TO EXPAND/EXTEND:

     (a) Premises - It is understood and agreed that Landlord does hereby grant to Tenant a one time option to expand into the 4,814 sq. ft. on the ground floor of the Premises upon the terms and conditions herein set forth. (Note: Parking to increase by 19 spaces, 4/1000 Ratio.)

     (b) Trigger Date - Tenant must exercise the option to expand, no later than January 15, 1995 hereinafter referred to as the "Option Trigger Date".

     (c) Compliance - It is hereby understood and agreed that this option to expand is conditioned upon Tenants compliance with terms and conditions of the lease agreement. Any default must be cured in advance of the exercise of subject option to expand.

     (d) Commencement - If Tenant shall exercise the option to expand on or before the "Option Trigger Date", commencement of a new 24 month term shall begin on May 15, 1995 or later contingent only on Any Mountain's ability to vacate, no to exceed June 30th 1995.

     (e) Rental Adjustment - Upon execution in writing of the Option to Expand, if Tenant exercises its option to expand there shall be a one time rental adjustment equivalent to $7,200.00. Said adjustment shall come in the form of rental abatement. Months 2-24 of option term shall be @ $1.64 per sq. ft. per month as base rent.

     (f) Extension - It is understood and agreed that a material part of this option to expand is a Tenant commitment to extend the lease term of 24 months from occupancy but in no event later. The new termination date would be 24 months from occupancy date.

     (g) Real Estate Fees - All real estate fees associated with the option to expand shall be paid by Landlord. Subject fees are in accordance with the listing schedule and shall be due upon exercising option to expand.

     (h) Remaining Term - All other terms and conditions contained in the lease date June 15, 1994 shall remain in full force and effect.

39.  BASE RENT:

          Tenant agrees to pay to Landlord basic rent commencing Aug 1. according to the following schedule:

          ORIGINAL LEASE SCHEDULE:              SCHEDULE IF EXPANSION/EXTENSION
                                                OPTION IS EXERCISED:

          Months        Monthly Payments        Months                            Months Payments
          ------        ----------------        ------                            ---------------
          1-24          $7,027.88               1-10                              $7,027.88
                                                Option Term (8,633 S.F.)
                                                1 ($14,158.12 - $7,200.00)        $6,958.12
                                                2-24                              $14,158.11

40.  "AS IS" CONDITION:

     Tenant hereby agrees to accept possession of the demised premises in its existing condition, and, at Tenant's sole expense, to make all improvements, and installations that Tenant may deem necessary for the proper conduct of Tenant's business. Prior to the commencement of any such work, Tenant shall submit to and obtain Landlords written approval of plans and specifications which approval shall not be unreasonably withheld by Landlord.

41.  COMPLIANCE WITH LAW:

     Both Landlord and Tenant shall comply with all state and federal laws, rules, regulations, or statutes requiring the submission, reporting, or filing of information regarding the storage, use, or discharge of chemical or other substances a the Premises or in the Building. Each shall provide the other a full copy of any such report or filing within fifteen (15) days of submission. Tenant shall provide Landlord with a copy of any such report or filing made by any sub-tenant in the Building within thirty (30) days of the date Landlord files or receives a copy of such submission.

42.  HAZARDOUS SUBSTANCES:

     The Tenant shall not use in any way, or permit or suffer the use of the leased Premises or any part thereof, to either directly or indirectly prepare, produce, generate, manufacture, refine, treat, transport, store, maintain, handle, dispose of, transfer, or process any hazardous Substances as defined herein, unless it has received the prior written consent of the Landlord, which may be unreasonably withheld.

     Any substance which the Landlord permits the tenant to treat, store, transfer, or dispose of must be done in strict compliance with any and all federal, state, county, or municipal statutes or laws now or at any time hereafter in effect, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Paragraph 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Paragraph 1801 et. seq.) the Resource Conservation and Recovery Act (42 U.S.C. Paragraph 6901 et seq.), The Federal Walter Pollution Control Act (33 U.S.C. Paragraph 1251 et seq.), the Clean Air Act (42 U.S.C. Paragraph 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Paragraph 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Paragraph 651 et seq.), as these laws have been amended or supplemented.

     As used herein hazardous substances shall mean any pollutant, contaminant, toxic or hazardous waste, dangerous substance, potentially dangerous substance, noxious substance, toxic substance, flammable, explosive, radioactive Material, urea formaldehyde foam insulation, asbestos, PCBs, or any other substances the removal of which is require, or the manufacture, preparation, production, generation, use, maintenance, treatment, storage, transfer, handling or ownership of which is restricted, prohibited, regulated or penalized by any and all federal, state, county, or municipal statutes or laws now or at any time hereafter in effect, including but not limited to, the comprehensive Environmental Response, Compensation, and Liability Act
     (42 U.S.C. Paragraph 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Paragraph 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Paragraph 6901 et seq.), the Federal Water Pollutions Control Act (33 U.S.C. Paragraph 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Paragraph 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Paragraph 651 et seq.), as these laws have been amended or supplemented.

     Landlord and Tenant agree to protect, indemnify and hold harmless each other and its respective directors, officers, contractors, employees, agents, successors and assigns from any and all loss, damage (except for consequential damages), cost, expense, or liability (including reasonable attorneys' fees and costs) directly or indirectly arise out of or attributable to the acts of the other party or its respective agents, contractors, servants, or employees relating to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal of a hazardous substance on, under or about the Premises or the Building, any environmental pollution, damage, condition or problem in or about the Premises or the Building that are caused by the acts or negligence of the other party, its respective agents, servants or contractors. In the event of any governmental or court order concerning hazardous substances on the Premises (not caused by Tenant) that precludes Tenant from reasonable operation of its business on the Premises, Tenant may terminate this Lease in its sole discretion.

In the event of any conflict between the terms of this Addendum and the Lease, the terms of this Addendum shall prevail.

Lessee:                                Lessor:  /s/ Eldon B. Hoffman
        --------------------------             --------------------------
By:  /s/ Nathan M. Schulhof             By:  Owner
    ------------------------------         ------------------------------
Title:  President                       Title:
       ---------------------------            ---------------------------
Address:                               Address:
         -------------------------              -------------------------
Date:  [illegible]                     Date:
      ----------------------------           ----------------------------

Broker has conducted no investigation regarding the subject matter hereof, except as may be contained in separate written document signed by Broker. Broker makes no representations concerning the existence or nonexistence of hazardous wastes or substances, or underground storage tanks, in, on, or about the Property. Purchaser/Lessee should contact a professional, such as a civil engineer, industrial hygienist or other person with experience in these matters, to advise on these matters.

The term "hazardous wastes or substances" is used herein in its very broadest sense and includes, but is not limited to, petroleum based products, paints and solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonium compounds, asbestos, PCBs and other chemical products. Hazardous wastes or substances in underground storage tanks may be present on all types of real property. This Notice is intended to apply to any transaction involving any type of real property, whether improved or unimproved.

BROKER REPRESENTATION

____ CHECK IF APPLICABLE. Seller/Lessor and Purchaser/Tenant hereby acknowledge that Broker represents both parties hereto; and both parties consent thereto.

BROKER DISCLOSURE

The parties hereby expressly acknowledge that Broker has made no independent determination or investigation regarding the following: present or future use or zoning of the Property; environmental matters affecting the Property; the condition of the Property, including, but not limited to structural, mechanical and soils conditions as well as issues surrounding hazardous wastes or substances as set out above; violations of the Occupational Safety and Health Act or any other federal, state, county or municipal laws, ordinances, or statute measurements of land and/or buildings. Purchaser/Lessee agrees to make its own investigation determination regarding such items.

COMPLIANCE WITH LAWS

The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of the Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Fore Investment in Realty Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

RECEIPT OF A COPY OF THIS NOTICE AND AGREEMENT IS HEREBY ACKNOWLEDGED.


Dated __________________, 199_         _________________________________________
                                            Seller/Lessor


Dated __________________, 199_         _________________________________________
                                            Purchaser/Lessee




     --------------------------------------------------------------------
     CONSULT YOUR ADVISORS NO REPRESENTATION OR RECOMMENDATION IS MADE BY CB COMMERCIAL REAL ESTATE GROUP, INC. OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL EFFECT, INTERPRETATION, OR ECONOMIC CONSEQUENCES OF THE NATIONAL FLOOD INSURANCE PROGRAM AND RELATED LEGISLATION, NOR OF OTHER LEGISLATION REFERRED TO HEREIN. THESE ARE QUESTIONS THAT YOU SHOULD ADDRESS WITH YOUR CONSULTANTS AND ADVISORS.
     --------------------------------------------------------------------

Date:       June 15, 1994

Lessor/
Seller:     Eldon (Bud) Hoffman

Lessee/
Purchaser:  Information Highway Corporation

Property:   20600 Mariani Avenue, Cupertino, CA 95014

Brokers:    CB Commercial Real Estate Group, Inc., representing
            Eldon (Bud) Hoffman


ALQUIST-PRIOLO NOTIFICATION; ALQUIST-PRIOLO SPECIAL EARTHQUAKE STUDIES ZONE ACT

The Property described above is or may be situated in a Special Studies Zone as designated under the Alquist-Priolo Special Studies Zone Act,
Sections 2621-2630, inclusive, of the California Public Resources Code; and, as such, the construction or development on the Property of any structure for human occupancy may be subject to the findings of a geologic report prepared by a geologist registered in the State of California, unless such report is waived by the city or county under the terms of that Act. No representations on the subject are made by Seller/Lessor or by CB COMMERCIAL REAL ESTATE GROUP, INC., or its agents or employees, and the Purchaser/Tenant should make his/her/its own inquiry or investigation.

SPECIAL STUDIES ZONE ____ YES  ____ NO    SOURCE _______________________________


NOTIFICATION RE: NATIONAL FLOOD INSURANCE PROGRAM

The Property is or may be located in a Special Flood Hazard Area on United States Department of Housing and Urban Development (HUD) "Special Flood Zone Area Maps." Federal law requires that as a condition of obtaining federally related financing on most properties located in "flood zones," banks, savings and loan associations, and some insurance lenders require flood insurance to be carried where the property, real or personal, is security for a loan.
This requirement is mandated by the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973. The purpose of the program is to provide flood insurance to property owners at a reasonable cost. Cities or counties participating in the National Flood Insurance Program may have adopted building or zoning restrictions, or other measures, as part of their participation in the program. You should contact the city or county in which the property is located to determine any such restrictions. The extent of coverage available in your area and the cost of this coverage may vary, and for further information, you should consult your lender or insurance carrier.

FLOOD ZONE DESIGNATION:  HUD ZONE A ____    SOURCE _____________________________


HAZARDOUS WASTES OR SUBSTANCES AND UNDERGROUND STORAGE TANKS

Comprehensive federal and state laws and regulations have been enacted in the past several years in an effort to control the use, storage, handling, clean-up, removal and disposal of hazardous wastes or substances. Some of these laws and regulations (such as, for example, the Comprehensive Environmental Response Compensation and Liability Act [CERCLA]) provide for broad liability on the part of owners, Tenants, or other users of property for clean-up costs and damages, regardless of fault. Other laws and regulations set standards for the handling of asbestos, and establish requirements for the use, modification, abandonment, and closure of underground storage tanks.

It is not practical or possible to list all such laws and regulations in this Notice. Therefore, Sellers/Lessors and Buyers/Lessees are urged to consult legal counsel to determine their respective rights and liabilities with respect to the issues described in this Notice, as well as all other aspects of the proposed transaction. If hazardous wastes or substances have been, or are going to be used, stored, handled or disposed of on the Property, or if the Property has or may have underground storage tanks, it is essential that legal and technical advice be obtained to determine, among other things, the nature of permits and approvals which have been obtained or may be required; the estimated costs and expenses associated with the use, storage, handling, clean-up, disposal or removal of hazardous wastes or substances; and the nature and extent of contractual provisions necessary or desirable in this transaction. Broker recommends expert assistance and site investigation to determine past uses of the property, which may provide valuable information as to the likelihood of hazardous wastes or substances, or underground storage tanks, being on the Property.

Seller/Lessor agrees to disclose to Broker and to Purchaser/Lessee any and all information which he/she/it has regarding present and future zoning and environmental matters affecting the Property and regarding the condition of the Property, including, but not limited to structural, mechanical and soils conditions, the presence and location of asbestos, PCB transformers, other toxic, hazardous or contaminated substances, and underground storage tanks, in, on, or about the Property.